UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2017

CHEROKEE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-18640	95-4182437
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5990 Sepulveda Boulevard

Sherman Oaks, California 91411

(Address of principal executive offices) (Zip Code)

(818) 908-9868

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of Cherokee Inc. filed on September 19, 2017 (the “Original Report”). This Amendment is being filed for the sole purpose of correcting the item number for certain disclosures in the Original Report, which were inadvertently filed under Item 4.01 rather than Item 5.02. The full text of the Original Report is repeated in this Amendment for convenience, but has not been modified from the text of the Original Report except solely to correct the item number as described above.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(d)          Director Appointment

Effective September 13, 2017, the Board of Directors (the “Board”) of Cherokee Inc. (the “Company”) appointed Mr. John T. McClain as a new director of the Company and as the chair of the Audit Committee of the Board. The Board has determined that Mr. McClain qualifies as an independent director under applicable rules of the Nasdaq Stock Market.

Mr. McClain, 56, served as chief financial officer of Lindblad Expeditions Holdings, Inc., a global provider of expedition cruises and adventure travel experiences, from November 2015 to September 2016. Mr. McClain served as the chief financial officer of The Jones Group Inc., a leading global designer, marketer and wholesaler of over 25 brands, from July 2007 until the sale of the company to Sycamore Partners in April 2014. From April 2014 to August 2014, he continued to provide senior advisory services related to financial operations to The Jones Group Inc. Prior to that, Mr. McClain held a number of roles at Avis Budget Group, Inc. formerly Cendant Corporation, a global provider of travel and real estate services. He joined Cendant Corporation in September 1999, serving as the senior vice president, finance and corporate controller until 2006. From July 2006 to 2007, Mr. McClain served as the chief accounting officer of Avis Budget Group and chief operating officer of Cendant Finance Holdings. Mr. McClain previously held leadership roles at Sirius Satellite Radio Inc. and ITT Corporation. Mr. McClain has served as a trustee of Seritage Growth Properties (NYSE: SRG), a real estate investment trust, since June 2015, and on the board of directors of Lands’ End, Inc. (NASDAQ: LE), a casual clothing, accessories, footwear and home products retailer, since May 2014, and Nine West Holdings, a designer, marketer and wholesaler of apparel, footwear and accessories, from April 2014 until October 2015. Mr. McClain holds a B.S degree in accounting from Lehigh University.

Mr. McClain’s compensation for his services as a director will be consistent with the Company’s compensation arrangements for its other non-employee directors, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 26, 2017. In general, these arrangements consist of annual cash compensation of $80,000 and additional cash compensation in connection with committee memberships and chairman roles, including an additional $20,000 annually for the director serving as chair of the Audit Committee, in all cases subject to each non-employee director’s ability to elect to receive equity awards in lieu of cash for all or a portion of his or her annual cash compensation for Board service. Additionally, the Company intends to enter into an indemnification agreement with Mr. McClain in the same form as the indemnification agreements the Company has entered into with its other directors. In general, these indemnification agreements provide, among other things, for the indemnification to the fullest extent permitted or required by applicable Delaware law, provided that an indemnitee shall not be entitled to indemnification in connection with any proceedings or claims initiated or brought voluntarily by the indemnitee and not by way of defense, subject to certain exceptions.

Other than the arrangements described above, there are no arrangements or understandings between Mr. McClain and any other persons pursuant to which Mr. McClain was selected as a director of the Company. Mr. McClain is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Item 8.01      Other Events.

Press Release regarding Director Appointment

On September 14, 2017, the Company issued a press release announcing the appointment of Mr. McClain as a director of the Company, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Cerberus Credit Facility Forbearance

As previously disclosed, as of July 29, 2017, the end of the Company’s most recently completed fiscal quarter, the Company was not in compliance with certain financial covenants set forth in its senior secured credit facility (the “Cerberus Credit Facility”) with Cerberus Business Finance, LLC (“Cerberus”). The Company initially obtained a forbearance from Cerberus regarding these events of default on September 8, 2017, which was extended on September 15, 2017. Pursuant to the forbearance, as extended, Cerberus has agreed that it will not exercise its rights or remedies under the Cerberus Credit Facility solely with respect to these events of default through September 29, 2017. The Company is working with Cerberus to obtain a waiver of the events of default and/or amend certain terms of the Cerberus Credit Facility during the forbearance period. However, such a waiver or amendment may not be obtained, or if obtained, may not be obtained in a timely manner, during the forbearance period or on terms favorable to the Company. Any failure to obtain such a waiver or amendment within the forbearance period would subject the Company to significant risks, including Cerberus’s right to terminate its obligations under the Cerberus Credit Facility, declare all or any portion of the borrowed amounts then outstanding to be accelerated and due and payable, and/or exercise any other rights or remedies it may have under applicable law, including foreclosing on the Company’s and/or its subsidiaries assets that serve as collateral for the borrowed amounts.

Item 9.01Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release of Cherokee Inc., dated September 14, 2017 (incorporated by reference to Exhibit 99.1 of Cherokee Inc.’s Form 8-K filed on September 19, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cherokee Inc.

Date: September 20, 2017	By:	/s/ Jason Boling
Jason Boling
Chief Financial Officer